Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

Tuesday Morning Corporation
2004 Long-Term Equity Incentive Plan

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made by Tuesday Morning Corporation, a Delaware corporation (the “Company”), as of                            (the “Grant Date”), pursuant to the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety.

WHEREAS, the Company desires to grant to                      (the “Awardee”) the shares of equity securities specified herein (“Restricted Shares”), subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

1.             Grant of Restricted Shares.  Effective as of the Grant Date, the Company shall cause to be issued in the Awardee’s name the following Restricted Shares:                shares of the Company’s common stock, $.01 par value.  The Company shall cause certificates evidencing the Restricted Shares, and any Retained Distributions issued with respect to the Restricted Shares, to be issued in the Awardee’s name.  During the Restricted Period such certificates shall bear a restrictive legend to the effect that ownership of such Restricted Shares (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Awardee shall have the right to vote the Restricted Shares awarded to the Awardee and to receive and retain all regular cash dividends, and to exercise all other rights, powers and privileges of a holder of Common Stock, with respect to such Restricted Shares, with the exception that (a) the Awardee shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Awardee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Restricted Period.  Upon issuance the certificates for the Restricted Shares shall be delivered to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of Restricted Shares set forth in this Agreement the Awardee accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

2.             Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated below:

(a)           “Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Restricted Shares issued to the Awardee hereunder and the obligation to forfeit and surrender such Restricted Shares to the Company.

(b)           “Restricted Period” shall mean the period designated by the Committee during which Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered.

(c)           “Restricted Shares” shall mean Shares that are subject to the Forfeiture Restrictions under this Agreement.

(d)           “Retained Distributions” shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Shares during any Restricted Period.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

3.             Transfer Restrictions.  The Restricted Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution) to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Restricted Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  The Awardee also agrees (a) that the Company may refuse to cause the transfer of the Restricted Shares to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

4.             Vesting.  The Restricted Shares that are granted hereby shall be subject to Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Restricted Shares that are granted hereby in accordance with the provisions of subsections (a) through (d) of this Section 4.

(a)           Generally.  The Forfeiture Restrictions shall lapse as to the Restricted Shares that are granted hereby as provided in subsections (b), provided that the Awardee’s service as an employee has not terminated prior to the applicable date provided in subsection (b).  If the Awardee’s service as a employee terminates before a date provided in subsections (b) then except as otherwise specified in subsections (c) or (d) below the Forfeiture Restrictions then applicable to any of the Restricted Shares shall not lapse and all of the Restricted Shares with respect to which Forfeiture Restrictions have not then lapsed shall be forfeited to the Company upon such cessation of service.

(b)           Period Following Achievement of Performance Goal.  The Restricted Shares shall not vest either in part or in whole unless the performance goal set forth on the attached Exhibit 1 (the “Performance Goal”) is achieved by June 30, 2009 (the “Performance Date”).  If the Performance Goal is achieved by the Performance Date then the Restricted Shares will vest (subject to the provisions of subsection (a)) in accordance with the following schedule:

(i)                           , the Forfeiture Restrictions shall lapse, and the Restricted Shares will vest, with respect to one-third of the Restricted Shares;

(ii)                          , the Forfeiture Restrictions shall lapse, and the Restricted Shares will vest, with respect to an additional one-third of the Restricted Shares; and

(iii)                         , the Forfeiture Restrictions shall lapse, and the Restricted Shares will vest, with respect to the remaining one-third of the Restricted Shares, so that on June 30, 2011 the Restricted Shares will vest in full.

If the Performance Goal is not achieved by the Performance Date then the Forfeiture Restrictions shall not lapse and the Restricted Shares and all rights of the Awardee pursuant to this Agreement shall lapse and become null and void, and all of the Restricted Shares shall be forfeited to the Company, on the Performance Date.

(c)           Death or Disability.  Notwithstanding any provisions of Section 4 to the contrary, in the event the Awardee’s service as an employee is terminated due to the death or Disability of the Awardee prior to a date provided in subsections (b), the Forfeiture Restrictions for all of the Restricted Shares with respect to which Forfeiture Restrictions have not then lapsed shall lapse on the date of such cessation of service due to death or Disability.

(d)           Change in Control.  Notwithstanding any provisions of Section 4 to the contrary, in the event a Change in Control occurs prior to the date the Awardee’s service with the Company is terminated the Forfeiture Restrictions for all of the Restricted Shares with respect to which Forfeiture Restrictions have not then lapsed shall lapse on the date of such Change in Control.

5.             Effect of Lapse of Restrictions.  Upon the lapse of the Forfeiture Restrictions with respect to a Restricted Share granted hereby the Company shall cause to be delivered to the Awardee a stock certificate representing such Restricted Share, and such Restricted Share shall be transferable by the Awardee (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

6.             Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

7.             Section 83(b) Election.  The Awardee shall not exercise the election permitted under section 83(b) of the Code with respect to the Restricted Shares without the written approval of the Chief Financial Officer of the Company.

8.             Legend.  The Awardee consents to the placing on the certificate for the Restricted Shares of an appropriate legend restricting resale or other transfer of the Restricted Shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

9.             Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address and to the Awardee at the Awardee’s residential address, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

10.           Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Awardee.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than the Awardee.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this

Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

11.           Governing Law and Severability.  This Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law provisions.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

12.           Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Restricted Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Awardee, the Awardee’s permitted assigns and upon the Awardee’s death, the Awardee’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

13.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized as of the date first above written.

TUESDAY MORNING CORPORATION

By:
Name:
Title:

IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS, That The Undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Tuesday Morning Corporation, a Delaware corporation (the “Company”), the Restricted Shares transferred pursuant to the RESTRICTED STOCK AWARD AGREEMENT dated                                by the Company granting Restricted Shares to the undersigned (the “Award Agreement”); and subject to and in accordance with the Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Restricted Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.

In Witness Whereof, the undersigned has executed this Irrevocable Stock Power on this              day of                                  .

Name of Awardee:

Exhibit 1

Performance Goal

Subject to the limitations set forth in the Plan, the (Compensation) Committee (of the Board of Directors), at any time, and from time to time, may grant Restricted Stock Awards under the Plan to Eligible Participants, in such amount and upon such terms as the Committee determines.  Subject to the limitations set forth in the Plan, the Committee shall have complete discretion in determining the size, terms and composition of Restricted Stock Awards so granted to a Participant.

The amount of the vesting and transferability restrictions applicable to the Restricted Shares delineated in this Agreement shall be based upon the attainment of a performance goal set by the Committee.

On                               , the Compensation Committee approved an earnings per share (dilutive) Performance Goal of        cents for the fiscal year of the Company ending                               .  If the earnings per share (dilutive) achieved by the Company for the fiscal year of the Company ending                               , equals or exceeds        cents per share of common stock on a fully-diluted basis, the Restricted Shares may then vest, if at all, in accordance with the schedule set forth in Section 4.  If the earnings per share (dilutive) achieved by the Company for the fiscal year of the Company ending                               , is less than        cents per share of common stock on a fully-diluted basis, the Forfeiture Restrictions applicable to the Restricted Shares shall not lapse and all of the Restricted Shares shall be forfeited to the Company on                               .

Earning per share (dilutive) shall be determined no later than                         , as disclosed in the Company’s audited financial statements filed with the Securities and Exchange Commission Form 10-K for the fiscal year ending                         .

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